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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN RETIREMENT CORPORATION (ACR) AMERICAN RETIREMENT CORPORATION TO BROADCAST FIRST QUARTER 2001 CONFERENCE CALL VIA LIVE WEBCAST WEDNESDAY, MAY 9, 2001 AT 11:00 A.M. EST.

NASHVILLE, TN--(Business Wire)--May 2, 2001 -- American Retirement Corporation (NYSE: ACR - news) will announce its first quarter results ended March 31, 2001 on May 8, 2001 after the close of the NYSE.

The next morning, May 9th, a conference call hosted by Ross Roadman, SVP, Strategic Planning & Investor Relations, W.E. Sheriff, Chairman and CEO and George Hicks, CFO will be WebCast on the company's website, www.arclp.com, starting at 11:00 a.m. EST. To listen to the live call, go to the website and click on the broadcast icon. You will need RealPlayer(TM) to listen to the call. Please go to the website early to download RealPlayer(TM). A recording of the WebCast call will also be archived on the company's website.

About American Retirement Corporation

American Retirement Corporation is a national senior living and healthcare services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. The Company currently operates 66 senior living communities in 15 states with an aggregate capacity for approximately 14,800 residents.


Contact:     Ross C. Roadman
             American Retirement Corporation
             615-376-2412